EXHIBIT 99.1

For immediate release:
                                                      CONTACT:
                                                      NEW YORK HEALTH CARE
                                                      JERRY BRAUN, C.E.O.
                                                      (718) 375-6700

DENNIS O'DONNELL TO BECOME PRESIDENT OF THE BIOBALANCE CORP.

New York, November 26, 2003, - New York Health Care Inc. (Nasdaq: BBAL) announced today that Chief Operating Officer Dennis O'Donnell will assume the additional title of President of its BioBalance subsidiary. Mr. O'Donnell is a seasoned and accomplished pharmaceutical executive with over 20 years experience at companies such as Wyeth and Bristol-Myers.

According to a statement by Mr. O'Donnell, "BioBalance continues to make great progress on all fronts. Just last week, we announced that the efficacy clinical trial in IBS patients began enrollment in Israel, with additional sites in the U.S. and Canada to follow shortly. We have also assembled an exceptional GRAS panel of outside experts who are now reviewing the extensive safety and clinical history for PROBACTRIX, which we hope to successfully complete in less than 60 days." O'Donnell added, "I remain confident in the company's ability to meet or exceed all previously announced milestones for BioBalance. I am personally excited to be assuming the additional title of President and am committed to making BioBalance a tremendous success."

INTERNAL INVESTIGATION REGARDING THE INDICTMENT OF A FORMER DIRECTOR AND A CONSULTANT

The company's management learned yesterday evening that Paul Stark, a former director of the company and former officer of its Bio Balance subsidiary, and Yitzchok Grossman, a consultant to Bio Balance, have been charged in an indictment by the United States Attorney's Office in the Southern District of New York with conspiring from February 2003 thru April 2003 to artificially inflate the price and demand for the company's common stock by offering to pay a bribe, consisting of warrants to purchase 500,000 shares of the company's common stock, to an FBI undercover agent posing as a corrupt manager of a substantial hedge fund. The indictment further alleges that Grossman and Stark caused the company's Board of Directors to approve the issuance of the warrants by disguising them as compensation to a Canadian company which was to perform financial advisory services for Bio Balance.

The indictment does not allege that there was any actual manipulation of New York Health Care stock.

Pending the completion of an internal investigation, the company's Board of Directors is suspending the suspect warrants, and stock options for 100,000 shares issued to Paul Stark in June 2003 for his services as a director and officer, and is terminating a consulting agreement between Bio Balance and Emerald Asset Management, Inc., a company owned and controlled by Mr. Grossman.


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The company's Board of Directors will decide on any additional actions as the internal investigation proceeds.

THE  BIOBALANCE  CORPORATION
----------------------------
 BioBalance is a development stage specialty pharmaceutical company focused on the discovery, development and commercialization of proprietary treatments for gastrointestinal (GI) disorders including irritable bowel syndrome (IBS), Crohn's disease, ulcerative colitis and various diarrheas caused by antibiotics, chemotherapy or AIDS. BioBalance operates as a wholly owned subsidiary of New York Health Care, a home healthcare company with which it merged on January 2, 2003 in a Stock Exchange Agreement. The combined entity trades on NASDAQ under the symbol BBAL. Additional information is located on the company website at www.thebiobalancecorp.com.
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SAFE HARBOR STATEMENT In addition to historical information, certain of the statements in the preceding paragraphs, particularly those anticipating future events, financial performance, business prospects and growth and operating strategies constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope or similar expressions. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, satisfaction of approvals and conditions applicable to the transaction described above, the company's ability to implement its strategies and achieve its objectives and the risks and uncertainties described in reports filed by the company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation, cautionary statements made in the company's 2002 Annual Report on Form 10-K, the company's Form S-4 Registration Statement, its latest quarterly report on Form 10-Q and current reports on Form 8-K.


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